UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2008

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	33-27312	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 22, 2008, Lakeland Bancorp, Inc. (“Lakeland Bancorp” or the “Company”), Lakeland Bank (the “Bank”) and Thomas J. Shara, President and Chief Executive Officer of the Company and the Bank, executed an Employment Agreement (the “Employment Agreement”) and a Supplemental Executive Retirement Plan Agreement (the “SERP”). Both the Employment Agreement and the SERP are effective as of April 2, 2008, the date Mr. Shara began serving as President and Chief Executive Officer of the Company and the Bank. Copies of the Employment Agreement and the SERP are being filed with this Current Report on Form 8-K and are incorporated herein by reference.

The Employment Agreement provides that Mr. Shara will be employed as President and Chief Executive Officer of the Company and the Bank for a term commencing on April 2, 2008 (the “Effective Date”) and expiring on April 1, 2011 (the “Initial Term”). The Initial Term will automatically be extended for an additional one year period on each anniversary date of the Effective Date, unless on or before each such anniversary date either party provides written notice to the other of its (or his) intent not to extend the then current term, provided, however, that on and after the 15th anniversary of the Effective Date, if Mr. Shara remains employed, his employment will be on an at-will basis. The Initial Term and any renewal period through the 15th anniversary of the Effective Date are referred to as the “Term”.

The Employment Agreement further provides that Mr. Shara will be nominated for election (i) as a member of the Bank’s Board of Directors at each annual meeting of the sole shareholder of the Bank occurring during the Term and (ii) as a member of the Company’s Board of Directors at each annual meeting of shareholders of the Company at which Mr. Shara’s term as a director of the Company expires occurring during the Term. Mr. Shara initially was appointed to the Bank Board and the Company Board on April 2, 2008, and was nominated to stand for election at Lakeland Bancorp’s 2008 annual meeting of shareholders for a term of two years. Mr. Shara was so elected at the 2008 annual meeting.

The Employment Agreement provides that Mr. Shara will receive a base salary of not less than $400,000 per year. He will participate in the executive bonus program as approved annually by the Company’s Board. Upon joining the Company on April 2, 2008, Mr. Shara received a restricted stock award of 60,000 shares. A total of 25% of such restricted shares will vest on each of December 1, 2009, December 1, 2010, December 1, 2011 and December 1, 2012, provided that Mr. Shara is an employee of the Company or the Bank on the respective vesting date. The Employment Agreement also provides that Mr. Shara will be entitled to participate in all employee benefit plans or programs, including without limitation the 401(k) Plan and Profit Sharing Plan, and to receive all benefits and perquisites, including without limitation an automobile, which are approved by the Boards of the Company and the Bank and are generally made available to executive officers of the Company, to the extent permissible under the general terms and provisions of such plans or programs.

The Employment Agreement provides that if Mr. Shara’s employment is terminated during the Term by the Company without Cause (as defined) or Mr. Shara resigns for Good Reason (as defined), Mr. Shara will receive a severance payment equal to equal to 36 months of his annual base salary at the rate in effect as of the termination date. In addition, all of Mr. Shara’s restricted shares and stock options (to the extent not already vested) will become fully vested, and he will be permitted to exercise any such option for the period specified in the Company’s equity compensation plan as in effect at such time. He will also be entitled to the continuation of certain medical benefits. However, if within 90 days following a Change in Control (as defined), Mr. Shara’s employment is terminated without Cause or he resigns for Good Reason, then he will receive a severance payment equal to three times the sum of (a) an amount equal to his annual base salary at the rate in effect as of the termination date, plus (b) an amount equal to the highest annual bonus paid to Mr. Shara during the last three years prior to the his termination date.

The Employment Agreement provides that in the event it is determined that any payment or benefit made or provided by the Company or the Bank pursuant to the terms of the Employment Agreement or otherwise would be subject to the excise tax (the “Excise Tax”) imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then Mr. Shara will be entitled to receive an additional payment from the Company (a “Gross-Up Payment”) such that the net amount received by Mr. Shara after deduction of such Excise Tax and any federal, state and local income tax, penalties, interest and Excise Tax upon the Gross-Up Payment will be equal to the payments otherwise payable to him under the terms of the Employment Agreement. Mr. Shara also agrees in the Employment Agreement not to compete with the Bank’s business for a 12 month period following termination of employment in a geographic area equal to 20 miles from any of the Bank’s branches at the time of Mr. Shara’s termination of employment.

The SERP provides that Mr. Shara will receive a normal retirement benefit of $150,000 per year for 15 years upon termination of his employment after the normal retirement age of 65. The benefit will be paid in monthly payments of $12,500 each. The SERP further provides that if, prior to a Change in Control Mr. Shara resigns his employment with the Company or the Bank for Good Reason, his employment with the Company or the Bank terminates due to disability, or his employment with the Company or the Bank is terminated by the Company or the Bank other than for Cause, he will receive the same benefit of $150,000 per year for 15 years, payable in monthly payments of $12,500 each, commencing with the month following Mr. Shara’s 65th birthday. If Mr. Shara is employed by the Company or the Bank at the time of a Change in Control, he will receive the same benefit, beginning with the month following his 65th birthday. If Mr. Shara should die while employed, his beneficiary will receive the same monthly payment described above for the period specified, except that such payments will commence within 60 days of receipt of a death certificate. If Mr. Shara should die after the benefit payments have commenced but before receiving all such payments, the Company will pay the remaining benefits to his beneficiary at the same time and in the same amounts they would have been paid to Mr. Shara had he survived. The SERP provides that Mr. Shara is not entitled to any benefit under the SERP if (i) the Company terminates his employment for Cause, or (ii) he resigns his employment with the Company other than for Good Reason prior to the earlier of attaining age 65 or a Change in Control. Amounts payable under the SERP are subject to the same gross up provisions as are applicable under the Employment Agreement. Amounts payable under both the Employment Agreement and the SERP may be delayed in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 2, 2008, by and between Lakeland Bancorp, Inc., Lakeland Bank and Thomas J. Shara

10.2	Supplemental Executive Retirement Plan Agreement, made effective as of April 2, 2008, by and between Lakeland Bancorp, Inc., Lakeland Bank and Thomas J. Shara

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Thomas J. Shara
Name:	Thomas J. Shara
Title:	President and Chief Executive Officer

Dated: May 28, 2008

Exhibit Index

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 2, 2008, by and between Lakeland Bancorp, Inc., Lakeland Bank and Thomas J. Shara

10.2	Supplemental Executive Retirement Plan Agreement, made effective as of April 2, 2008, by and between Lakeland Bancorp, Inc., Lakeland Bank and Thomas J. Shara